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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

         We hereby consent to the inclusion of our letter dated February 24, 2000 to Westport Oil and Gas Company, Inc. regarding our estimate of reserves, future production and income attributable to certain leasehold and royalty interests of Westport Oil and Gas Company, Inc. and our letter dated August 14, 2000 to Westport Resources Corporation regarding our estimate of reserves, future production and income attributable to certain leasehold and royalty interests of Westport Resources Corporation as of June 30, 2000 in this Amendment No. 1 to Registration Statement on Form S-1 (the "REGISTRATION STATEMENT") of Westport Resources Corporation and all references to Ryder Scott Company and/or reports prepared by Ryder Scott Company entitled, "Estimated Net Reserves and Income Data - Certain Leasehold and Royalty Interests of Westport Oil and Gas Company, Inc. as of January 1, 2000" and "Estimated Net Reserves and Income Data - Certain Leasehold and Royalty Interests of Westport Resources Corporation as of June 30, 2000" in this Registration Statement and to the reference of our firm as experts in the Registration Statement.


                                             /s/ Ryder Scott Company, L.P.

                                             Ryder Scott Company, L.P.



August 22, 2000